As filed with the Securities and Exchange Commission on August 29, 2025

Registration No. 333-277298

Registration No. 333-273818

Registration No. 333-269538

Registration No. 333-262972

Registration No. 333-253550

Registration No. 333-237355

Registration No. 333-230274

Registration No. 333-223332

Registration No. 333-216349

Registration No. 333-209651

Registration No. 333-202223

Registration No. 333-194250

Registration No. 333-187459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-277298

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-273818

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-269538

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-262972

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-253550

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-237355

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-230274

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-223332

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-216349

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-209651

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-202223

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-194250

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION

STATEMENT NO. 333-187459

Marin Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	20-4647180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

149 New Montgomery Street, 4th Floor San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2013 Equity Incentive Plan

Amended and Restated 2013 Employee Stock Purchase Plan

2006 Equity Incentive Plan

(Full title of the plan)

Christopher A. Lien

Chief Executive Officer and Director

Marin Software Incorporated

149 New Montgomery Street, 4th Floor

San Francisco, California 94105

(Name and address of agent for service)

(415) 399-2580

(Telephone number, including area code, of agent for service)

Copies to:

Michael A. Brown, Esq.

Katherine K. Duncan, Esq.

Fenwick & West, LLP

401 Union St.

Seattle, Washington 98101

(206) 389-4510

Robert Bertz

Marin Software Incorporated

149 New Montgomery Street, 4th Floor

San Francisco, California 94105

(415) 399-2580

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Marin Software Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”):

•	Registration Statement on Form S-8 (No. 333-277298), filed with the SEC on February 23, 2024;

•	Registration Statement on Form S-8 (No. 333-273818), filed with the SEC on August 8, 2023;

•	Registration Statement on Form S-8 (No. 333-269538), filed with the SEC on February 2, 2023;

•	Registration Statement on Form S-8 (No. 333-262972), filed with the SEC on February 24, 2022;

•	Registration Statement on Form S-8 (No. 333-253550), filed with the SEC on February 26, 2021;

•	Registration Statement on Form S-8 (No. 333-237355), filed with the SEC on March 24, 2020;

•	Registration Statement on Form S-8 (No. 333-230274), filed with the SEC on March 14, 2019;

•	Registration Statement on Form S-8 (No. 333-223332), filed with the SEC on March 1, 2018;

•	Registration Statement on Form S-8 (No. 333-216349), filed with the SEC on February 28, 2017;
•	Registration Statement on Form S-8 (No. 333-209651), filed with the SEC on February 23, 2016;

•	Registration Statement on Form S-8 (No. 333-202223), filed with the SEC on February 20, 2015;

•	Registration Statement on Form S-8 (No. 333-194250), filed with the SEC on February 28, 2014; and

•	Registration Statement on Form S-8 (No. 333-187459), filed with the SEC on March 22, 2013.

On July 1, 2025, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Second Amended Combined Disclosure Statement and Plan of Reorganization of Marin Software Incorporated Under Chapter 11 of the Bankruptcy Code (the “Plan”) on August 29, 2025. The Company expects that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied.

As a result of the Chapter 11 Case, the Company has terminated all offerings of the Company’s common stock pursuant to the Registration Statements. Accordingly, effective upon filing of these Post-Effective Amendments, the Company hereby removes from registration all such shares of common stock of the Company that are registered but unsold under the Registration Statements, if any. Effective upon filing of these Post-Effective Amendments, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such shares of common stock, and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 29, 2025. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

MARIN SOFTWARE INCORPORATED

/s/ Christopher A. Lien
Name:	Christopher A. Lien
Title:	Chief Executive Officer and Director